345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Monica Kendrick	Coleman Lannum
(574) 372-4989	(574) 371-9480
Monica.Kendrick@ZimmerBiomet.com	Cole.Lannum@ZimmerBiomet.com

Derek Davis
(574) 372-4250
Derek.Davis@ZimmerBiomet.com

Zimmer Biomet Announces

Second Quarter 2018 Financial Results

•	Net sales of $2.008 billion for the second quarter represent an increase of 3.0% over the prior year period, and an increase of 1.0% on a constant currency basis
•	Diluted EPS for the second quarter were $0.90 as reported, flat when compared to the prior year period
•	Adjusted diluted EPS for the second quarter were $1.92, a decrease of 7.7% from the prior year period
•	The Company updates full-year 2018 revenue guidance

(WARSAW, IN) July 27, 2018 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended June 30, 2018.  The Company reported second quarter net sales of $2.008 billion, an increase of 3.0% over the prior year period, and an increase of 1.0% on a constant currency basis.  Diluted earnings per share for the second quarter were $0.90, flat when compared to the prior year period.  Second quarter adjusted diluted earnings per share were $1.92, a decrease of 7.7% from the prior year period.

Bryan Hanson, President and CEO of Zimmer Biomet, said:  “Our achievements during the second quarter, including the improvement of our global Knee and Hip sales performance and ongoing growth within the Asia Pacific region, validate our confidence in our full-year outlook.  To continue building on our year-to-date progress, we will remain focused on strategies to support long-term, sustainable revenue growth and value-creation.  These priorities include the completion of quality remediation activities, supply recovery efforts, new product introductions and the continuous enhancement of our culture.”

Net earnings for the second quarter were $185.0 million, and $392.0 million on an adjusted basis.  Operating cash flow for the second quarter was $393.3 million.  Free cash flow in the quarter was $300.6 million.

In the quarter, the Company paid $48.8 million in dividends and declared a second quarter dividend of $0.24 per share.

Guidance

The Company is updating its full-year 2018 revenue guidance.  For the full year, the Company now expects revenue growth to be in a range of 1.0% to 2.5% compared to the prior year, including the positive contribution of between 100 and 150 basis points of foreign currency translation.  Additionally, the Company now expects its full-year free cash flow to be in a range of $1.2 billion to $1.35 billion (1).  All other prior guidance for 2018 remains unchanged.

(1)

Reconciliation of Projected Free Cash Flow for the Year Ending December 31, 2018
(in millions)	Low	High
Net Cash Provided by Operating Activities	$1,685	$1,805
Additions to Instruments and Other Property, Plant and Equipment	(485)	(455)
Free Cash Flow	$1,200	$1,350

Conference Call

The Company will conduct its second quarter 2018 investor conference call today, July 27, 2018, at 8:30 a.m. Eastern Time.  The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at http://investor.zimmerbiomet.com.  It will be archived for replay following the conference call.

Individuals in the U.S. and Canada who wish to dial into the conference call may do so by dialing (888) 312-9837 and entering conference ID 7278985.  For a complete listing of international toll-free and local numbers, please visit http://investor.zimmerbiomet.com.  A digital recording will be available 24 hours after the completion of the conference call, from July 28, 2018 to August 27, 2018.  To access the recording, U.S. callers should dial (888) 203-1112 and international callers should dial +1 (719) 457-0820 and enter the Access Code ID 7278985.

Sales Tables

The following sales tables provide results by geography and product category, as well as the percentage change compared to the prior year quarter and six months, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED JUNE 30, 2018

(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$1,216	1.0%	0.9%
EMEA	458	4.4	(1.8)
Asia Pacific	334	8.5	5.4
Total	$2,008	3.0%	1.0%
Product Categories
Knees
Americas	$408	0.7%	0.5%
EMEA	171	7.0	1.1
Asia Pacific	124	8.1	5.1
Total	703	3.4	1.4
Hips
Americas	250	2.7	2.5
EMEA	134	2.2	(3.8)
Asia Pacific	103	9.9	6.5
Total	487	4.0	1.5
S.E.T *	434	3.0	1.2
Dental	107	(3.2)	(5.5)
Spine & CMF**	198	2.5	1.3
Other	79	2.8	1.2
Total	$2,008	3.0%	1.0%

* Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

** Craniomaxillofacial

NET SALES - SIX MONTHS ENDED JUNE 30, 2018

(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$2,424	(0.4)%	(0.6)%
EMEA	954	7.0	(2.4)
Asia Pacific	647	8.4	4.0
Total	$4,025	2.6%	(0.3)%
Product Categories
Knees
Americas	$825	(1.0)%	(1.1)%
EMEA	360	9.8	0.5
Asia Pacific	231	5.3	1.2
Total	1,416	2.6	(0.4)
Hips
Americas	$498	2.0	1.7
EMEA	276	3.4	(5.7)
Asia Pacific	205	9.7	5.0
Total	979	3.9	0.3
S.E.T *	876	3.7	1.2
Dental	215	(1.7)	(5.1)
Spine & CMF**	381	0.5	(1.2)
Other	158	0.8	(1.5)
Total	$4,025	2.6%	(0.3)%

* Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

** Craniomaxillofacial

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section.  We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.  Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.  The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Reclassifications

Beginning this quarter, in our consolidated statements of earnings we have reclassified expenses that were previously recognized in a financial statement line item labeled, “Acquisition, quality remediation and other” to the financial statement line items of “Research and development”, “Selling, general and administrative”, “Intangible asset impairment”, “Acquisition, integration and related”, and “Quality remediation”.  Prior periods have been reclassified to conform to the current year presentation.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information for the three and six-month periods ended June 30, 2018 are presented on a GAAP (reported) basis and on a constant currency basis.  Constant currency percentage changes exclude the effects of foreign currency exchange rates.  They are calculated by translating current and prior-period sales at the same predetermined exchange rate.  The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings and diluted earnings per share for the three and six-month periods ended June 30, 2018 are presented on a GAAP (reported) basis and on an adjusted basis.  Adjusted earnings and adjusted diluted earnings per share exclude the effects of inventory step-up; certain inventory and manufacturing-related charges including charges to discontinue certain product lines; intangible asset amortization; intangible asset impairment; acquisition, integration and related expenses; quality remediation expenses; certain litigation gains and charges; other charges; and any related effects on our income tax provision associated with these items; and other certain tax adjustments.

Free cash flow and projected free cash flow are additional non-GAAP measures that are presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.  Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations.  The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.  In addition, constant currency sales changes, adjusted operating profit, adjusted diluted net earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding sales and earnings guidance and any statements about our expectations, plans, strategies or prospects.   We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “intends” and similar expressions to identify forward-looking statements.   All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.   Such statements are based upon the current beliefs and expectations of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially.  These risks, uncertainties and changes in circumstances include, but are not limited to:  our chief executive officer transition, including disruptions and uncertainties related thereto, the potential impact on our business and future strategic direction resulting from our transition to a new chief executive officer, and our ability to recruit and retain other key members of senior management; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, vendors and lenders and on our operating results and businesses generally; compliance with the Deferred Prosecution Agreement entered into in January 2017; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (FDA) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA, while continuing to satisfy the demand for our products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including

European Union rules on state aid, or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.  For a further list and description of such risks and uncertainties, see our reports filed with the U.S. Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2017.  Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us.  Forward-looking statements speak only as of the date they are made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers of this release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate.  This cautionary statement is applicable to all forward-looking statements contained in this release.

###

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED JUNE 30, 2018 and 2017

(in millions, except per share amounts, unaudited)

	2018	2017
Net Sales	$2,007.6	$1,949.5
Cost of products sold, excluding intangible asset amortization	583.7	527.7
Intangible asset amortization	149.5	147.7
Research and development	99.1	92.6
Selling, general and administrative	791.3	752.2
Intangible asset impairment	-	26.8
Acquisition, integration and related	50.5	72.5
Quality remediation	37.5	49.9
Operating expenses	1,711.6	1,669.4
Operating Profit	296.0	280.1
Other expense, net	(2.9)	(1.7)
Interest income	0.6	0.3
Interest expense	(75.9)	(82.3)
Earnings before income taxes	217.8	196.4
Provision for income taxes	32.9	12.3
Net Earnings	184.9	184.1
Less: Net Loss attributable to noncontrolling interest	(0.1)	(0.1)
Net Earnings of Zimmer Biomet Holdings, Inc.	$185.0	$184.2
Earnings Per Common Share
Basic	$0.91	$0.91
Diluted	$0.90	$0.90
Weighted Average Common Shares Outstanding
Basic	203.3	201.8
Diluted	204.6	203.7
Cash Dividends Declared Per Common Share	$0.24	$0.24

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 and 2017

(in millions, except per share amounts, unaudited)

	2018	2017
Net Sales	$4,025.2	$3,921.9
Cost of products sold, excluding intangible asset amortization	1,159.5	1,040.6
Intangible asset amortization	300.3	299.7
Research and development	194.8	183.7
Selling, general and administrative	1,593.0	1,527.9
Intangible asset impairment	-	26.8
Acquisition, integration and related	96.5	130.7
Quality remediation	80.1	84.3
Operating expenses	3,424.2	3,293.7
Operating Profit	601.0	628.2
Other expense, net	(6.5)	(2.2)
Interest income	1.5	0.8
Interest expense	(154.8)	(165.2)
Earnings before income taxes	441.2	461.6
Provision (benefit) for income taxes	80.1	(21.8)
Net Earnings	361.1	483.4
Less: Net Earnings (Loss) attributable to noncontrolling interest	1.4	(0.2)
Net Earnings of Zimmer Biomet Holdings, Inc.	$359.7	$483.6
Earnings Per Common Share
Basic	$1.77	$2.40
Diluted	$1.76	$2.38
Weighted Average Common Shares Outstanding
Basic	203.2	201.4
Diluted	204.6	203.4
Cash Dividends Declared Per Common Share	$0.48	$0.48

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	June 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$481.2	$524.4
Receivables, net	1,335.3	1,544.1
Inventories	2,158.5	2,068.3
Other current assets	500.2	428.0
Total current assets	4,475.2	4,564.8
Property, plant and equipment, net	1,986.9	2,038.6
Goodwill	10,595.9	10,668.4
Intangible assets, net	7,996.6	8,353.4
Other assets	436.2	388.8
Total Assets	$25,490.8	$26,014.0
Liabilities and Stockholders' Equity
Current liabilities	$1,753.6	$1,844.7
Current portion of long-term debt	100.0	1,225.0
Other long-term liabilities	2,179.7	2,291.3
Long-term debt	9,413.3	8,917.5
Stockholders' equity	12,044.2	11,735.5
Total Liabilities and Stockholders' Equity	$25,490.8	$26,014.0

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 and 2017

(in millions, unaudited)

	2018	2017
Cash flows provided by (used in) operating activities
Net earnings	$361.1	$483.4
Depreciation and amortization	525.1	531.7
Share-based compensation	26.0	27.7
Intangible asset impairment	-	26.8
Inventory step-up	-	30.9
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(42.4)	(210.4)
Receivables	177.7	226.3
Inventories	(99.3)	(69.7)
Accounts payable and accrued expenses	(27.1)	(201.2)
Other assets and liabilities	(37.3)	(129.6)
Net cash provided by operating activities	883.8	715.9
Cash flows used in investing activities
Additions to instruments	(126.1)	(172.6)
Additions to other property, plant and equipment	(53.7)	(73.8)
Business combination investments, net of acquired cash	-	(4.0)
Other investing activities	(15.5)	(11.7)
Net cash used in investing activities	(195.3)	(262.1)
Cash flows provided by (used in) financing activities
Proceeds from senior notes	749.5	-
Payments on senior notes	(1,150.0)	-
Proceeds from multicurrency revolving facility	400.0	400.0
Payments on multicurrency revolving facility	(375.0)	(400.0)
Redemption of senior notes	-	(500.0)
Payments on term loan	(225.0)	(150.0)
Net payments on other debt	(0.2)	(0.7)
Dividends paid to stockholders	(97.4)	(96.5)
Proceeds from employee stock compensation plans	56.4	105.5
Net cash flows from unremitted collections from factoring programs	(62.9)	-
Business combination contingent consideration payments	(16.7)	(8.1)
Restricted stock withholdings	(2.8)	(7.1)
Debt issuance costs	(4.9)	-
Net cash used in financing activities	(729.0)	(656.9)
Effect of exchange rates on cash and cash equivalents	(2.7)	19.0
Decrease in cash and cash equivalents	(43.2)	(184.1)
Cash and cash equivalents, beginning of period	524.4	634.1
Cash and cash equivalents, end of period	$481.2	$450.0

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE THREE MONTHS ENDED JUNE 30, 2018 and 2017

(in millions, unaudited)

	Three Months Ended June 30,
	2018	2017	% Inc	Volume / Mix	Price	Foreign Exchange
Americas	$1,216.3	$1,203.9	1.0%	3.3%	(2.4)%	0.1%
EMEA	457.7	438.2	4.4	0.5	(2.3)	6.2
Asia Pacific	333.6	307.4	8.5	8.9	(3.5)	3.1
Total	$2,007.6	$1,949.5	3.0%	3.5%	(2.5)%	2.0%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE MONTHS ENDED JUNE 30, 2018 and 2017

(in millions, unaudited)

	Three Months Ended June 30,
	2018	2017	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$703.0	$680.0	3.4%	4.2%	(2.8)%	2.0%
Hips	486.9	468.0	4.0	4.4	(2.9)	2.5
S.E.T	433.8	421.1	3.0	3.6	(2.4)	1.8
Dental	106.9	110.4	(3.2)	(4.6)	(0.9)	2.3
Spine & CMF	198.2	193.3	2.5	3.8	(2.5)	1.2
Other	78.8	76.7	2.8	3.1	(1.9)	1.6
Total	$2,007.6	$1,949.5	3.0%	3.5%	(2.5)%	2.0%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE SIX MONTHS ENDED JUNE 30, 2018 and 2017

(in millions, unaudited)

	Six Months Ended June 30,
	2018	2017	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$2,424.4	$2,433.8	(0.4)%	1.8%	(2.4)%	0.2%
EMEA	954.2	891.4	7.0	-	(2.4)	9.4
Asia Pacific	646.6	596.7	8.4	7.7	(3.7)	4.4
Total	$4,025.2	$3,921.9	2.6%	2.3%	(2.6)%	2.9%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE SIX MONTHS ENDED JUNE 30, 2018 and 2017

(in millions, unaudited)

	Six Months Ended June 30,
	2018	2017	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$1,416.3	$1,380.8	2.6%	2.6%	(3.0)%	3.0%
Hips	978.9	941.8	3.9	3.1	(2.8)	3.6
S.E.T	876.1	844.6	3.7	3.6	(2.4)	2.5
Dental	214.5	218.2	(1.7)	(3.6)	(1.5)	3.4
Spine & CMF	381.3	379.6	0.5	0.8	(2.0)	1.7
Other	158.1	156.9	0.8	(0.1)	(1.4)	2.3
Total	$4,025.2	$3,921.9	2.6%	2.3%	(2.6)%	2.9%

 RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE

(unaudited)

	For the Three Months Ended
	June 30, 2018
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	1.0%	0.1%	0.9%
EMEA	4.4	6.2	(1.8)
Asia Pacific	8.5	3.1	5.4
Total	3.0%	2.0%	1.0%
Product Categories
Knees
Americas	0.7%	0.2%	0.5%
EMEA	7.0	5.9	1.1
Asia Pacific	8.1	3.0	5.1
Total	3.4	2.0	1.4
Hips
Americas	2.7	0.2	2.5
EMEA	2.2	6.0	(3.8)
Asia Pacific	9.9	3.4	6.5
Total	4.0	2.5	1.5
S.E.T	3.0	1.8	1.2
Dental	(3.2)	2.3	(5.5)
Spine & CMF	2.5	1.2	1.3
Other	2.8	1.6	1.2
Total	3.0%	2.0%	1.0%

RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE

(unaudited)

	For the Six Months Ended
	June 30, 2018
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	(0.4)%	0.2%	(0.6)%
EMEA	7.0	9.4	(2.4)
Asia Pacific	8.4	4.4	4.0
Total	2.6%	2.9%	(0.3)%
Product Categories
Knees
Americas	(1.0)%	0.1%	(1.1)%
EMEA	9.8	9.3	0.5
Asia Pacific	5.3	4.1	1.2
Total	2.6	3.0	(0.4)
Hips
Americas	2.0	0.3	1.7
EMEA	3.4	9.1	(5.7)
Asia Pacific	9.7	4.7	5.0
Total	3.9	3.6	0.3
S.E.T	3.7	2.5	1.2
Dental	(1.7)	3.4	(5.1)
Spine & CMF	0.5	1.7	(1.2)
Other	0.8	2.3	(1.5)
Total	2.6%	2.9%	(0.3)%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS

FOR THE THREE and SIX MONTHS ENDED JUNE 30, 2018

(in millions, unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2018
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Acquisition, integration and related	Quality remediation	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted EPS
As Reported	$583.7	$149.5	$791.3	$50.5	$37.5	$32.9	$185.0	$0.90
Inventory and manufacturing-related charges(1)	(12.5)	-	-	-	-	-	12.5	0.06
Intangible asset amortization(2)	-	(149.5)	-	-	-	-	149.5	0.73
Acquisition, integration and related(3)	-	-	-	(50.5)	-	-	50.5	0.25
Quality remediation(4)	(7.9)	-	-	-	(37.5)	-	45.4	0.22
Litigation(5)	-	-	4.2	-	-	-	(4.2)	(0.02)
Other charges(6)	-	-	(11.8)	-	-	-	11.8	0.06
Taxes on specified items(7)	-	-	-	-	-	44.8	(44.8)	(0.22)
Other certain tax adjustments(8)	-	-	-	-	-	13.7	(13.7)	(0.06)
As Adjusted	$563.3	$-	$783.7	$-	$-	$91.4	$392.0	$1.92

FOR THE SIX MONTHS ENDED JUNE 30, 2018
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Acquisition, integration and related	Quality remediation	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted EPS
As Reported	$1,159.5	$300.3	$1,593.0	$96.5	$80.1	$80.1	$359.7	$1.76
Inventory and manufacturing-related charges(1)	(19.7)	-	-	-	-	-	19.7	0.10
Intangible asset amortization(2)	-	(300.3)	-	-	-	-	300.3	1.47
Acquisition, integration and related(3)	-	-	-	(96.5)	-	-	96.5	0.47
Quality remediation(4)	(11.5)	-	-	-	(80.1)	-	91.6	0.45
Litigation(5)	-	-	(1.5)	-	-	-	1.5	0.01
Other charges(6)	-	-	(22.7)	-	-	-	22.7	0.11
Taxes on specified items(7)	-	-	-	-	-	95.4	(95.4)	(0.47)
Other certain tax adjustments(8)	-	-	-	-	-	13.7	(13.7)	(0.07)
As Adjusted	$1,128.3	$-	$1,568.8	$-	$-	$189.2	$782.9	$3.83

(1)

Inventory and manufacturing-related charges relate to excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.  The excess and obsolete inventory charges on certain product lines are driven by acquisitions where there are competing product lines and we have plans to discontinue one of the competing product lines.

(2)

We exclude intangible asset amortization from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)

The acquisition, integration and related expenses we have excluded from our non-GAAP financial measures resulted from our merger with Biomet in 2015 and various acquisitions we consummated in 2016.  For Biomet, we have detailed integration roadmaps that cover a three year period from the merger date to accomplish the tasks we feel are necessary to integrate the businesses.  For the various 2016 acquisitions, we also have integration plans that are necessary to integrate the businesses.  The acquisition, integration and related expenses include the following types of expenses:

•

Consulting and professional fees related to third-party integration consulting performed in a variety of areas, such as tax, compliance, logistics and human resources, and legal fees related to the consummation of mergers and acquisitions.

•	Employee termination benefits related to terminating employees with overlapping responsibilities in various areas of our business.
•

Dedicated project personnel expenses which include the salary, benefits, travel expenses and other costs directly associated with employees who are 100 percent dedicated to our integration of acquired businesses and employees who have been notified of termination, but are continuing to work on transferring their responsibilities.

•	Contract termination expenses related to terminated contracts, primarily with sales agents and distribution agreements.
•	Other various expenses to relocate facilities, integrate information technology, losses incurred on assets resulting from the applicable acquisition, and other various expenses.

(4)

We are addressing inspectional observations on Form 483 issued by the U.S. Food and Drug Administration (“FDA”) following its inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources and is for a discrete period of time.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(5)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products.  Due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(6)

We have incurred other various expenses from specific events or projects that we consider highly variable or have a significant impact to our operating results that we have excluded from our non-GAAP measures.  This includes our costs of complying with our Deferred Prosecution Agreement (“DPA”) with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries.  Under the DPA, which has a three-year term, we are subject to oversight by an independent compliance monitor for at least 12 months, which monitorship commenced in July 2017.  The excluded costs include the fees paid to the independent compliance monitor and to external legal counsel assisting in the matter.

(7)

Represents the tax effects on the previously specified items.  The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items.  For jurisdictions outside the U.S., the tax effect is calculated based upon the statutory rates where the items were incurred.

(8)	Primarily relates to internal restructuring transactions that provide us access to offshore funds in a tax efficient manner.

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS

FOR THE THREE and SIX MONTHS ENDED JUNE 30, 2017

(in millions, unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2017
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Intangible asset impairment	Acquisition, integration and related	Quality remediation	Other expense, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted EPS
As Reported	$527.7	$147.7	$92.6	$752.2	$26.8	$72.5	$49.9	$(1.7)	$12.3	$184.2	$0.90
Inventory step-up and other inventory and manufacturing-related charges (1)	(22.5)	-	-	-	-	-	-	-	-	22.5	0.11
Intangible asset amortization (2)	-	(147.7)	-	-	-	-	-	-	-	147.7	0.73
Intangible asset impairment (3)	-	-	-	-	(26.8)	-	-	-	-	26.8	0.13
Acquisition, integration and related (4)	-	-	-	-	-	(72.5)	-	-	-	72.5	0.36
Quality remediation (5)	(2.4)	-	-	-	-	-	(49.9)	-	-	52.3	0.26
Other charges (7)	-	-	(2.5)	(6.9)	-	-	-	(0.6)	-	8.8	0.04
Taxes on specified items (8)	-	-	-	-		-	-	-	102.2	(102.2)	(0.51)
Other certain tax adjustments (9)	-	-	-	-	-	-	-	-	(12.0)	12.0	0.06
As Adjusted	$502.8	$-	$90.1	$745.3	$-	$-	$-	$(2.3)	$102.5	$424.6	$2.08

FOR THE SIX MONTHS ENDED JUNE 30, 2017
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Intangible asset impairment	Acquisition, integration and related	Quality remediation	Other expense, net	(Benefit) for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted EPS
As Reported	$1,040.6	$299.7	$183.7	$1,527.9	$26.8	$130.7	$84.3	$(2.2)	$(21.8)	$483.6	$2.38
Inventory step-up and other inventory and manufacturing-related charges (1)	(41.2)	-	-	-	-	-	-	-	-	41.2	0.20
Intangible asset amortization (2)	-	(299.7)	-	-	-	-	-	-	-	299.7	1.47
Intangible asset impairment (3)	-	-	-	-	(26.8)	-	-	-	-	26.8	0.13
Acquisition, integration and related (4)	-	-	-	-	-	(130.7)	-	-	-	130.7	0.64
Quality remediation (5)	(6.9)	-	-	-	-	-	(84.3)	-	-	91.2	0.45
Litigation (6)	-	-	-	(7.0)	-	-	-	-	-	7.0	0.04
Other charges (7)	-	-	(2.5)	(17.4)	-	-	-	0.9	-	20.8	0.10
Taxes on specified items (8)	-	-	-	-		-	-	-	185.2	(185.2)	(0.91)
Other certain tax adjustments (9)	-	-	-	-	-	-	-	-	57.8	(57.8)	(0.28)
As Adjusted	$992.5	$-	$181.2	$1,503.5	$-	$-	$-	$(1.3)	$221.2	$858.0	$4.22

(1)

Inventory step-up and other inventory and manufacturing-related charges relate to inventory step-up expense, excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.  Inventory step-up expense represents the incremental expense of inventory sold recognized at its fair value after business combination accounting is applied versus the expense that would have been recognized if sold at its cost to manufacture.  Since only the inventory that existed at the business combination date was stepped-up to fair value, we believe excluding the incremental expense provides investors useful information as to what our costs may have been if we had not been required to increase the inventory’s book value to fair value.  The excess and obsolete inventory charges on certain product lines are driven by acquisitions where there are competing product lines and we have plans to discontinue one of the competing product lines.

(2)

We exclude intangible asset amortization from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)	We recognized $18.8 million and $8.0 million of intangible asset impairment from Biomet merger-related in-process research and development and trademark intangible assets, respectively.

(4)

The acquisition, integration and related expenses we have excluded from our non-GAAP financial measures resulted from our merger with Biomet in 2015 and various acquisitions we consummated in 2016.  For Biomet, we have detailed integration roadmaps that cover a three year period from the merger date to accomplish the tasks we feel are necessary to integrate the businesses.  For the various 2016 acquisitions, we also have integration plans that are necessary to integrate the businesses. The acquisition, integration and related expenses include the following types of expenses:
•

Consulting and professional fees related to third-party integration consulting performed in a variety of areas, such as tax, compliance, logistics and human resources, and legal fees related to the consummation of mergers and acquisitions.

•	Employee termination benefits related to terminating employees with overlapping responsibilities in various areas of our business.
•

Dedicated project personnel expenses which include the salary, benefits, travel expenses and other costs directly associated with employees who are 100 percent dedicated to our integration of acquired businesses and employees who have been notified of termination, but are continuing to work on transferring their responsibilities.

•	Contract termination expenses related to terminated contracts, primarily with sales agents and distribution agreements.
•	Other various expenses to relocate facilities, integrate information technology, losses incurred on assets resulting from the applicable acquisition, and other various expenses.

(5)

We are addressing inspectional observations on Form 483 issued by the FDA following its inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources and is for a discrete period of time.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(6)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products.  Due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(7)

We have incurred other various expenses from specific events or projects that we consider highly variable or have a significant impact to our operating results that we have excluded from our non-GAAP measures.  This includes our costs of complying with our DPA with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries.  Under the DPA, which has a three-year term, we are subject to oversight by an independent compliance monitor for at least 12 months, which monitorship commenced in July 2017.  The excluded costs include the fees paid to the independent compliance monitor and to external legal counsel assisting in the matter.

(8)

Represents the tax effects on the previously specified items.  The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items.  For jurisdictions outside the U.S., the tax effect is calculated based upon the statutory rates where the items were incurred.

(9)

In the three month period, other certain tax adjustments relate to charges from internal restructuring transactions that provided the Company access to cash in a tax efficient manner, partially offset by net favorable resolutions of various tax matters.  The six month period also includes a tax restructuring that lowered the tax rate on deferred tax liabilities recorded on intangible assets recognized in acquisition-related accounting.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 and 2017
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$393.3	$440.5	$883.8	$715.9
Additions to instruments	(65.7)	(86.2)	(126.1)	(172.6)
Additions to other property, plant and equipment	(27.0)	(30.7)	(53.7)	(73.8)
Free cash flow	$300.6	$323.6	$704.0	$469.5

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN TO ADJUSTED GROSS
PROFIT & MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 and 2017
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Sales	$2,007.6	$1,949.5	$4,025.2	$3,921.9
Cost of products sold, excluding intangible asset amortization	583.7	527.7	1,159.5	1,040.6
Intangible asset amortization	149.5	147.7	300.3	299.7
Gross Profit	$1,274.4	$1,274.1	$2,565.4	$2,581.6

Inventory step-up and other inventory and manufacturing-related charges	12.5	22.5	19.7	41.2
Quality remediation	7.9	2.4	11.5	6.9
Intangible asset amortization	149.5	147.7	300.3	299.7
Adjusted gross profit	$1,444.3	$1,446.7	$2,896.9	$2,929.4

Gross margin	63.5%	65.4%	63.7%	65.8%
Inventory step-up and other inventory and manufacturing-related charges	0.6	1.1	0.5	1.1
Quality remediation	0.4	0.1	0.3	0.1
Intangible asset amortization	7.4	7.6	7.5	7.7
Adjusted gross margin	71.9%	74.2%	72.0%	74.7%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 and 2017
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating profit	$296.0	$280.1	$601.0	$628.2
Inventory step-up and other inventory and manufacturing-related charges	12.5	22.5	19.7	41.2
Intangible asset amortization	149.5	147.7	300.3	299.7
Intangible asset impairment	-	26.8	-	26.8
Acquisition, integration and related	50.5	72.5	96.5	130.7
Quality remediation	45.4	52.3	91.6	91.2
Litigation	(4.2)	-	1.5	7.0
Other charges	11.8	9.4	22.7	19.9
Adjusted operating profit	$561.5	$611.3	$1,133.3	$1,244.7

Operating profit margin	14.7%	14.4%	14.9%	16.0%
Inventory step-up and other inventory and manufacturing-related charges	0.6	1.1	0.5	1.1
Intangible asset amortization	7.4	7.6	7.5	7.7
Intangible asset impairment	-	1.4	-	0.7
Acquisition, integration and related	2.5	3.7	2.4	3.3
Quality remediation	2.3	2.7	2.3	2.3
Litigation	(0.2)	-	-	0.1
Other charges	0.7	0.5	0.6	0.5
Adjusted operating profit margin	28.0%	31.4%	28.2%	31.7%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 and 2017
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Effective tax rate	15.1%	6.3%	18.2%	(4.7)%
Inventory step-up and other inventory and manufacturing-related charges, intangible asset amortization, intangible asset impairment, acquisition, integration and related, quality remediation, litigation, other charges and other certain tax adjustments	3.8	13.2	1.2	25.2
Adjusted effective tax rate	18.9%	19.5%	19.4%	20.5%